                                                                    EXHIBIT 10.1

                             SIXTH AMENDMENT TO THE
                            STERLING CHEMICALS, INC.
                           SIXTH AMENDED AND RESTATED
                           SAVINGS AND INVESTMENT PLAN


                                   WITNESSETH:


         WHEREAS, Sterling Chemicals, Inc. (the "Employer") presently maintains the Sterling Chemicals, Inc. Sixth Amended and Restated Savings and Investment Plan (the "Plan"); and

         WHEREAS, the Employer, pursuant to Section 16.01 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

         NOW, THEREFORE, the Plan is hereby amended in the following manner:

         1. Effective as of the date of the execution hereof, Section 10.03(a) of the Plan is hereby amended by adding the following paragraphs to read as follows:

                  Participants who are terminated under a formal reduction in workforce or layoff program are allowed to continue to make loan repayments and are not subject to the involuntary cash out described in the paragraph above in this Section 10.03(a). However, once a Participant who is terminated under a formal reduction in workforce or layoff program defaults on a plan loan (as determined under Section
         12.16 of the Plan) or fully repays all plan loans, and such Participant's Account balance is $5,000 or less at that time, then the Plan shall distribute the Participant's entire vested Account balance (in accordance with Section 12.13) as soon as practicable after such Participant's Settlement Date (after all adjustments, if any, then required under this Plan have been made).

                  Notwithstanding anything in this Section 10.03 of the Plan to the contrary, the value of a Participant's vested Account balances shall be determined by including that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

         2. Effective as of the date of the execution hereof, Section 12.03 of the Plan is hereby amended by adding the following sentence to read as follows:

         Additionally, Participants who are on a paid leave of absence from the Employer are eligible to submit loan applications to obtain a loan. Notwithstanding anything in this Article XII to the contrary, Participants who are on unpaid leave of absence or military leave of absence are not eligible to submit loan applications to obtain a new loan.

         3. Effective as of the date of the execution hereof, Section 12.07 of the Plan is hereby amended by adding the following paragraph to read as follows:

                  Notwithstanding anything in this Section 12.07 to the contrary, consistent with the requirements under the Servicemembers Civil Relief Act, any loan outstanding at the time a Participant enters military service (as defined under the Servicemembers Civil Relief Act) shall be charged a rate of interest of no more than 6 percent compounded annually during such period of military service, which shall end on the date on which the Participant is released from military service or dies while in military service. To obtain this 6 percent rate, the Participant must provide the plan with written notice and a copy of the military orders calling the Participant to military service. Upon receipt of written notice and a copy of orders calling a Participant to military service, the Plan shall reduce the rate of interest on the Participant's loan(s) to 6 percent effective as of the date on which the Participant is called to military service.

         4. Effective as of the date of the execution hereof, the last sentence of Section 12.08(a) of the Plan is hereby amended in its entirety to read as follows:

         The period of repayment for any loan shall be determined by mutual agreement between the Committee, or its delegate, and the Participant, but such period shall in no event exceed 60 months (plus the period that such Participant was on a leave of absence due to performing service in the uniformed services as provided for under Section 12.19).

         5. Effective as of the date of the execution hereof, the first sentence of Section 12.14 of the Plan is hereby amended in its entirety to read as follows:

         Except as provided under Section 12.19, in the event that any principal or interest on any loan remains outstanding at the end of 60 months, the Committee or its delegate shall declare the remaining unpaid loan balance to be a taxable distribution from this Plan for purposes of
         Section 72(p) of the Code.

         6. Effective as of the date of the execution hereof, Section 12.19 of the Plan is hereby added in its entirety to read as follows:

                  Section 12.19. Performing Service in the Uniformed Services. Notwithstanding anything in this Section 12.19 to the contrary, this
         Article XII shall be applied in accordance with the requirements under
         Section 414(u) of the Code. If the Plan suspends repayments for any part of a period during which the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), whether or not qualified military service (as defined under Section 414(u)(5) of the Code), the suspension will not cause the loan to be deemed distributed under Section 72(p) of the Code. However, the loan will not satisfy the repayment term requirement and level amortization requirement of Section 72(p)(2) of the Code unless the loan repayments resume upon the completion of such period of performing service in the uniformed services and the loan is repaid thereafter by amortization in substantially level installments over a period that ends not later than the latest permissible term of the loan (which shall include the original term of the loan plus the period that such Participant was on a leave of absence due to performing service in the uniformed services).

                  Upon resuming active employment after performing service in the uniformed services ends, the Participant shall have the following option with respect to the repayment of his or her outstanding loan balance (which shall include interest that accrued during such period of the military leave of absence and shall resume upon the Participant's completion of performing service in the uniformed services):

                           (a) continue the monthly installments with respect to
                  the loan in the same amount as required prior to the military leave of absence and pay the full balance remaining at the end of the term of the loan; or

                           (b) continue the monthly installments with respect to
                  the loan in an increased amount to include the interest that accrued during the period that the Participant was on a military leave of absence, which shall be amortized in substantially level installments over the remaining term of the loan.

         If the Participant who was on a military leave of absence fails to elect either option (a) or (b) above within 15 days after resuming active employment, then the Participant shall continue the monthly installments for his or her loan under option (b) above.



         IN WITNESS WHEREOF, the Employer has executed this Sixth Amendment to the Sterling Chemicals, Inc. Sixth Amended and Restated Savings and Investment Plan on the _____ day of ___________, 2004.


                                           STERLING CHEMICALS, INC.


                                           By:
                                                 -------------------------------

                                           Name:
                                                 -------------------------------

                                           Title:
                                                 -------------------------------


                                       3